Exhibit 99.1

Blum Holdings Inc. Reports First Quarter 2025 Financial Results

Revenue Growth of 26% Year-over-Year, EBITDA Turns Positive Amid Operating Improvements and Streamlined Cost Structure, Net Loss Reduced by Over 80%

DOWNEY, Calif., May 14, 2025 (GLOBE NEWSWIRE) -- Blum Holdings, Inc. (OTCQB: BLMH) (the “Company,” “Blüm,” “Blüm Holdings,” “we” or “us”), a California-based publicly traded holding company and cannabis operator, announced its financial results for the first quarter ended March 31, 2025.

Key Highlights from First Quarter 2025

●

Revenue increased 26% to $2.2 million, compared to $1.8 million in Q1 2024. The increase was primarily driven by the successful divestiture of underperforming Bay Area assets in the prior quarter and the addition of Northern California retail stores in Q2 2024, reflecting the integration of new operating units and improved regional footprint.

●	Gross margin improved to 53%, up from 45% in Q1 and Q4 2024, driven by stronger pricing discipline and product mix optimization.
●

Operating expenses declined to $2.5 million, down from $4.4 million in Q1 2024, reflecting meaningful cost containment, targeted selling, general, and administrative (“SG&A”) expense reductions, and completion of strategic legacy restructuring.

●	Net loss from continuing operations was $0.6 million, a substantial improvement from $3.5 million in Q1 2024, demonstrating continued momentum in reducing losses.
●

Positive EBITDA was $57,000, compared to an EBITDA loss of $3.0 million in Q1 2024. This marks a milestone in Blüm’s operational turnaround and reflects improved operational efficiency across the business.

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Adjusted EBITDA loss narrowed to $0.4 million, from $2.1 million in Q4 2024 and $3.3 million in Q1 2024—an improvement of 87% year-over-year and 80% quarter-over-quarter—underscoring steady progress toward sustainable profitability.

Recent Strategic and Corporate Updates

●	Raised $1.6 million in capital in calendar year 2025 thus far, at competitive rates and terms.
●

Received approval from the Bankruptcy Court for the Debtors’ settlement with People’s, and a written order was entered on May 2, 2025. The settlement becomes effective after the 14-day appeal period ends on May 16, 2025, provided no stay pending appeal is granted.

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Appointed Brad Hirsch to the Board of Directors, where he will serve as a member of the Company's (i) Audit Committee, (ii) Compensation Committee, and (iii) Governance and Nominating Committee. The Board has determined that Mr. Hirsch is an independent director under Nasdaq Stock Market Listing Rule 5605(a)(2).

●	Executed an amended LOI with a Bay Area dispensary, which is expected to generate approximately $12.0 million in annual revenue.

Patty Chan, Chief Financial Officer of Blüm Holdings, commented, “We’re encouraged by the financial improvements we achieved in Q1 2025, including our positive EBITDA and improvement in Adjusted EBITDA compared to prior year. Our reduced SG&A expenditure demonstrates prudent financial management in a challenging capital environment. We remain focused on optimizing cash flow and exploring capital solutions to support continued progress.”

Sabas Carrillo, Chief Executive Officer of Blüm Holdings, added, “Following a multi-year restructuring effort and the resolution of legacy litigation, Blüm has achieved breakeven operations on an EBITDA basis. Our business is now stabilized, and we are strategically positioned to scale. Looking ahead, we remain focused on securing capital to strengthen our balance sheet and evaluating strategic acquisition opportunities that we believe can drive growth and unlock value in the California cannabis market. As we pursue these accretive acquisitions, our expectation is to add margin-positive revenue streams that leverage our existing overhead infrastructure without proportionately increasing our cost base. At the same time, we remain committed to improving performance in our core assets and integrating growth-oriented businesses where we can drive both top-line expansion and bottom-line efficiency.”

About Blüm Holdings

Blüm Holdings is a leader in the cannabis sector. Our commitment to quality, innovation, and customer service makes us a trusted name in the cannabis industry, dedicated to shaping its future. Blüm Holdings, through its subsidiaries, operates leading dispensaries throughout California as well as several leading company-owned brands including Korova, known for its high potency products across multiple product categories, including the legendary 1000 mg THC Black Bar. As both a holding company and a marketing platform, Blüm aims to leverage its growing ecosystem to accelerate customer and retail investor acquisition, increase brand awareness, and create value across its portfolio.

For more info, please visit: https://blumholdings.com or follow us on Instagram.

Contact:

Jason Assad

LR Advisors LLC.

jassad@blumholdings.com

678-570-6791

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission (the “SEC”). Management believes that these non-GAAP financial measures assess the Company’s ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business, as they facilitate comparing financial results across accounting periods and to those of peer companies. These non-GAAP financial measures exclude certain material non-cash items and certain other adjustments the Company believes are not reflective of its ongoing operations and performance. Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand operational decision-making, for planning and forecasting purposes, and to evaluate the Company’s financial performance. Management believes that these non-GAAP financial measures enhance investors’ understanding of the Company’s financial and operating performance and enable investors to evaluate the Company’s operating results and future prospects in the same manner as management. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks, as well as other risks associated with the combination, will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

	(in thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Revenue	$2,240	$3,057	$1,774
Cost of Goods Sold	1,049	1,687	976
Gross Profit	$1,191	$1,370	$798
Gross Profit %	53%	45%	45%

Operating Expenses (Income)	2,492	(16,215)	4,385
Income (Loss) from Operations	(1,301)	17,585	(3,587)

Less: Other Income	(984)	(10)	(105)
Income (Loss) from Continuing Operations Before Taxes	(317)	17,595	(3,482)

Provision for Income Tax Expense for Continuing Operations	(247)	(672)	(27)
Net Income (Loss) from Continuing Operations	$(564)	$16,923	$(3,509)

Net Income (Loss) from Discontinued Operations, Net of Tax	-	(232)	458
Net Income (Loss)	$(564)	$16,691	$(3,051)

	(in thousands)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Net Income (Loss)	$(564)	$16,691	$(3,051)
Less: Net Income (Loss) from Discontinued Operations, Net	-	232	(458)
Add Impact of:
Interest Expense	232	331	377
Provision for Income Tax Expense	247	672	27
Depreciation Expense	87	157	58
Amortization of Intangible Assets	55	63	-
EBITDA Income (Loss) from Continuing Operations (Non-GAAP)	$57	$18,146	$(3,047)

Non-GAAP Adjustments:
Stock-based Compensation Expense	39	(11)	110
Severance Expense	-	1	37
Realized Gain on Sale of Investments	-	(167)	-
Unrealized Gain on Investments	-	-	(417)
Gain on Disposal of Assets	-	(19,932)	-
Change in Fair Value of Derivative Liability	(516)	(188)	-
Loss on Extinguishment of Debt	-	49	-
Adjusted EBITDA Loss from Continuing Operations (Non-GAAP)	$(420)	$(2,102)	$(3,317)